UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2024

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2024, the Company adopted its Amended and Restated 2021 Equity Incentive Plan (the “A&R Plan”), which amends and restates the Company’s 2021 Equity Incentive Plan (the “Original Plan”) in full. The Company’s Board of Directors (the “Board”) unanimously approved the adoption of the A&R Plan, subject to stockholder approval, on June 15, 2024, and, as described in Item 5.07 below, the Company’s stockholders approved the A&R Plan at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) held on August 9, 2024.

The A&R Plan amends the Original Plan to:

•
increase the number of shares of common stock authorized for issuance thereunder from 92,376 shares to 1,000,000 shares;
•
remove the limitation on the number of Award Shares that may be issued pursuant to the exercise of incentive stock options issued thereunder;
•
remove language specifying how Award Shares will be counted for purposes of determining the number of Award Shares available for the grant of Stock Awards thereunder;
•
remove the limitations on granting awards with vesting less than twelve months from the date of grant; and
•
remove the limitation on the aggregate value of all compensation that may be granted or paid to any individual for service as a non-employee director of the Company in any given calendar year.

Additional information regarding the A&R Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on June 28, 2024, which information is incorporated herein by reference. Such information and the foregoing description of the A&R Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Company’s A&R Plan, a copy of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 9, 2024, the Company held the Annual Meeting in a virtual format. At the close of business on June 17, 2024, the record date for the Annual Meeting, there were 6,183,592 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the record date. At the Annual Meeting, 2,395,964 of the Company’s 6,183,592 shares of common stock entitled to vote as of the record date, or approximately 38.7%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected two Class III directors, to hold office until the Company’s 2027 annual meeting of stockholders, or until their successors are duly elected and qualified, subject to prior death, resignation or removal, as follows:

Name of Director	Votes For	Withhold	Broker Non-Votes
Jennifer Ernst	654,527	149,582	1,591,855
Sheryle Bolton	596,810	207,299	1,591,855

Proposal No. 2: The Company’s stockholders approved the adoption of the A&R Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
581,820	215,605	6,684	1,591,855

Proposal No. 3: The Company’s stockholders ratified the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,241,997	153,663	304	-

Proposal No. 4: The Company’s stockholders approved the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the Annual Meeting, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,993,342	390,670	11,952	-

Although Proposal No. 4 was approved by the Company’s stockholders, the chair of the Annual Meeting did not elect to adjourn the meeting, as all of the foregoing proposals were also approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Tivic Health System, Inc. Amended and Restated 2021 Equity Incentive Plan, dated August 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	August 13, 2024	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer